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                                                                    EXHIBIT 99.3


               [maxinternet(TM) COMMUNICATIONS, INC. LETTERHEAD]


                           PRESS RELEASE


MAX INTERNET COMMUNICATIONS ANNOUNCES DELISTING OF ITS COMMON STOCK


DALLAS, Nov. 8 /PRNewswire/ -- MAX Internet Communications (OTC Bulletin Board:
MXIP - news) announced today that it has been notified by the Nasdaq Listing Qualifications Department of its decision to delist the company's common stock from the Nasdaq Small Cap Market effective immediately. Based on current market maker activity and other current information, the Company believes it will continue to have a market for its stock, which would trade on the NASD regulated OTC Bulletin Board and/or the National Quotation Bureau's Pink Sheets.

For more information about MAX Internet Communications, visit the company's Web site at http://www.maxic.com/ or call 214-691-0055.